Exhibit 99.2

EXHIBIT A

PROPOSED SETTLEMENT AGREEMENT

The undersigned parties agree to work together as shareholders of the Company (“Sino Agro Food, Inc.” or “SIAF”) in a cooperative manner for the benefit of the Company and all its shareholders.

Upon execution of this proposed agreement, the plaintiffs agree to move for the Southern District of New York Federal Court’s approval of this proposed settlement and, should the court approve this proposed settlement, for the dismissal of the lawsuit styled Heng Ren Silk Road Investments LLC et al v. Sino Agro Food, Inc. et al 1:19-cv-02680-JMF (S.D.N.Y.) (the “Derivative Suit”).

The parties agree that success for the company may be better achieved with the participation of shareholders rather than with shareholders and management opposing one another in court.

The goal of this agreement is to maximize shareholder value through, inter alia:

-	Execution of a share dividend in SIAF subsidiary Tri-way Industries (“Tri- way) to SIAF shareholders.

-	Significant representation of shareholders to provide oversight on the Boards of Directors of SIAF.

-	The establishment of a Corporate Governance committee to ensure stronger governance and restore shareholder confidence.

-	Institute internal checks and evaluations before any issuance by SIAF of new shares, with a particular focus on policing and disclosing related-party transactions.

The parties believe SIAF’s stock price today does not reflect its potential value. If a credible and sustained commitment is made to restore investor confidence, a significant recovery of shareholder value should result. This demands a fresh approach to improve corporate governance, enhance management, improve target setting, and be open to the influence of long-term shareholders. The goal is to attract new shareholders.

At the urging of plaintiffs in the Derivative Suit, the Company has already begun to take positive steps in this direction. The restructuring announced by SIAF on

March 8 has been well received for its decisiveness and stated goal of improving cash flow.

The parties agree there still is much to be done, and agree to implement the following terms upon the Court's approval:

1)	Adoption of corporate governance reforms overall by SIAF, concerning, in particular, the manner in which monetary and non-monetary related party transactions are accounted for and disclosed to shareholders.

2)	A Corporate Governance committee will be created to implement best practices and receive recommendations from shareholders, to ensure strong governance.

3)	Execution of a share dividend distribution of 18.3 million Tri-way ordinary shares to shareholders of record, originally announced in 2018, to SIAF shareholders as soon as practicable.

4)	Upon the proposed settlement's approval by the Court, the Company and the Plaintiffs agree that effective immediately one individual designated by Heng Ren and Apollo will be appointed as a director to the SIAF board (the "SIAF Director"). SIAF will also support the appointment of another individual nominated by Heng Ren and Apollo to the Tri-way Board (the "Tri-way Director") (the "Independent Directors").

Among other customary responsibilities, the SIAF Director will be appointed as Chairman of the Internal Control and Audit Committee ("ICC") of SIAF. SIAF will also support the appointment of the Tri-way Director to the ICC of Tri-way. Their objectives will be to improve the transparency and oversight of the financial and corporate affairs of the companies for the benefit of all shareholders.

The aforementioned Independent Directors will serve on the SIAF board, and, if successfully nominated, on the Tri-way Board for as long as their services are productive for SIAF and benefit all shareholders in the judgment of all of the parties to this agreement. The appointment letter shall set forth a term of at least two years with the option to renew.

5)	The parties agree to analyze the possibility of reducing the number of total issued and outstanding shares of SIAF, and also its buyback commitments.

6)	The Company has, since June 2019, planned to offer a new "G Series" of Preferred Shares. The parties do not wish to disturb this planned corporate action. However, the parties hereby agree, that after and aside from this planned G Series Preferred share issuance, any future or additional share issuance(s) by Sino Agro Food shall require a unanimous vote of approval from the company’s Boards of Directors.

7)	Share issuances by SIAF to collateralize loans will cease if and when any other forms of debt financing are available to replace equity financing. Equity financing is an option only if new share issuances are executed with the unanimous recommendation of the board of directors, and only if it is deemed to materially benefit the Company and all its shareholders.

8)	The parties agree to immediately begin an executive search to hire a new Chief Financial Officer (“CFO”) for SIAF. The search will start after the appointment of the Independent Directors. The new CFO should be hired as soon as practicable.

9)	The parties agree to explore the potential sale, transfer, or sunset of the A-shares of SIAF if it is in the best interest of the Company.

10)	As reimbursement for the cost of maintaining this litigation, negotiating and obtaining this proposed settlement, and sole compensation for service on the Tri-Way and SIAF’s boards, Heng Ren and Apollo would receive shares in Tri-way Industries transferred from Mr. Lee Yip Kun’s own equity interest in Tri-way, with 175,000 shares to Heng Ren Silk Road Investments LLC, 75,000 shares to Heng Ren Investments LP, and 1.0 million shares to Apollo Asset Ltd.

11)	The parties agree to explore the possibility of identifying and inviting strategic investors in SIAF and/or Tri-way.

Agreed and signed this 27th day of June 2020 by:

Mr. Lee Yip Kun for Sino Agro Food, Inc.

Mr. Arne Fredly for Apollo Asset Ltd.

Mr. Peter Halesworth for Heng Ren Partners LLC (manager of Heng Ren Silk Road Investments LLC and Heng Ren Investments LP)

planned G Series Preferred share issuance, any future or additional share issuance(s) by Sino Agro Food shall require a unanimous vote of approval from the company’s Boards of Directors.

7)	Share issuances by SIAF to collateralize loans will cease if and when any other forms of debt financing are available to replace equity financing. Equity financing is an option only if new share issuances are executed with the unanimous recommendation of the board of directors, and only if it is deemed to materially benefit the Company and all its shareholders.

8)	The parties agree to immediately begin an executive search to hire a new Chief Financial Officer (“CFO”) for SIAF. The search will start after the appointment of the Independent Directors. The new CFO should be hired as soon as practicable.

9)	The parties agree to explore the potential sale, transfer, or sunset of the A- shares of SIAF if it is in the best interest of the Company.

10)	As reimbursement for the cost of maintaining this litigation, negotiating and obtaining this proposed settlement, and sole compensation for service on the Tri-Way and SIAF’s boards, Heng Ren and Apollo would receive shares in Tri-way Industries transferred from Mr. Lee Yip Kun’s own equity interest in Tri-way, with 175,000 shares to Heng Ren Silk Road Investments LLC, 75,000 shares to Heng Ren Investments LP, and 1.0 million shares to Apollo Asset Ltd.

11)	The parties agree to explore the possibility of identifying and inviting strategic investors in SIAF and/or Tri-way.

Agreed and signed this 27th day of June 2020 by:

Mr. Lee Yip Kun for Sino Agro Food, Inc.

/s/ Lee Yip

Mr. Arne Fredly for Apollo Asset Ltd.

Mr. Peter Halesworth for Heng Ren Partners LLC (manager of Heng Ren Silk Road Investments LLC and Heng Ren Investments LP)

/s/ Peter Halesworth

planned G Series Preferred share issuance, any future or additional share issuance(s) by Sino Agro Food shall require a unanimous vote of approval from the company’s Boards of Directors.

7)	Share issuances by SIAF to collateralize loans will cease if and when any other forms of debt financing are available to replace equity financing. Equity financing is an option only if new share issuances are executed with the unanimous recommendation of the board of directors, and only if it is deemed to materially benefit the Company and all its shareholders.

8)	The parties agree to immediately begin an executive search to hire a new Chief Financial Officer (“CFO”) for SIAF. The search will start after the appointment of the Independent Directors. The new CFO should be hired as soon as practicable.

9)	The parties agree to explore the potential sale, transfer, or sunset of the A- shares of SIAF if it is in the best interest of the Company.

10)	As reimbursement for the cost of maintaining this litigation, negotiating and obtaining this proposed settlement, and sole compensation for service on the Tri-Way and SIAF’s boards, Heng Ren and Apollo would receive shares in Tri-way Industries transferred from Mr. Lee Yip Kun’s own equity interest in Tri-way, with 175,000 shares to Heng Ren Silk Road Investments LLC, 75,000 shares to Heng Ren Investments LP, and 1.0 million shares to Apollo Asset Ltd.

11)	The parties agree to explore the possibility of identifying and inviting strategic investors in SIAF and/or Tri-way.

Agreed and signed this 27th day of June 2020 by:

Mr. Lee Yip Kun for Sino Agro Food, Inc.

/s/ Lee Yip

Mr. Arne Fredly for Apollo Asset Ltd.

/s/ Arne Fredly

Mr. Peter Halesworth for Heng Ren Partners LLC (manager of Heng Ren Silk Road Investments LLC and Heng Ren Investments LP)